Exhibit 3.1(a)
                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                             DIVERSIFIED FUNDS, INC.

         The undersigned, being the President and Secretary of DIVERSIFIED FUNDS, INC., a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on 1-17-02, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

         The undersigned further certifies that the original Articles of Incorporation of DIVERSIFIED FUNDS, INC. were filed with the Secretary of State of Nevada on the 30th day of October, 2001. The undersigned further certifies that ARTICLE FIRST of the original Articles of Incorporation filed on the 30th day of October, 2001 herein is amended to read as follows:

                                  ARTICLE FIRST

         FIRST:  The name shall be:
         -----



                         MASTERLINK COMMUNICATIONS, INC.

The undersigned hereby certify that they have on the 17th day of January 2002, executed this Certificate Amending the Restated Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                   /s/ Brad Buscay
                                   -------------------------------------
                                   President


                                   /s/ Brad Buscay
                                   -------------------------------------
                                   Secretary




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